EXHIBIT 99.1

PART I FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements.

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Butterfly Effect Culture Media (Beijing) Co., Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Butterfly Effect Culture Media (Beijing) Co., Ltd., and its subsidiaries (the “Company”), which comprise the consolidated statements of balance sheets as at December 31, 2019 and 2018, and the consolidated statements of operations and comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years then ended, and the related notes, including a summary of significant accounting policies and other explanatory information (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2019 and 2018, and its financial performance and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia

July 20, 2020

We have served as the Company’s auditor since 2020.

F-2

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.
CONSOLIDATED BALANCE SHEETS
EXPRESSED IN US DOLLARS

		December 31,	December 31,
AS AT	Note	2019	2018
ASSETS
Current assets:
Cash		$79,161	$156,375
Accounts receivable, net		315,405	1,625,572
Other receivables		3,796,330	1,033,092
Copyrights and development costs, net	3	9,373,436	6,584,804
Prepaids and deposits	4	10,186,214	8,433,348
Other current assets		256,319	349,794

Total current assets		24,006,865	18,182,985
Investments, net	5	82,501	621,949
Property and equipment, net	6	633,501	173,363
Intangible assets, net	7	990,750	1,205,951
Right-of-use assets	8	88,175	-
Deferred income tax assets	13	165,021	-
TOTAL ASSETS		$25,966,813	$20,184,248
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	9	$8,318,850	$5,650,576
Accrued liabilities		106,640	21,414
Loans payable	10	2,604,904	1,017,800
Wages payable		294,775	202,333
Taxes payable		223,620	22,572
Deferred revenue		2,445,135	436,200
Lease liabilities	8	52,296	-

Total current liabilities		14,046,220	7,350,895

Lease liabilities	8	41,876	-

TOTAL LIABILITIES		14,088,096	7,350,895
STOCKHOLDERS' EQUITY
Capital	12	1,294,733	1,294,733
Capital reserve		8,497,015	8,497,015
Non-controlling interest	12	(394,072)	2,073
Retained earnings		2,922,772	3,329,595
Accumulated other comprehensive loss		(441,731)	(290,063)

Total equity		11,878,717	12,833,353
TOTAL LIABILITIES AND EQUITY		$25,966,813	$20,184,248

Subsequent Events (Note 16)

The accompanying notes are an integral part of these consolidated financial statements

F-3

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
EXPRESSED IN US DOLLARS

		Year Ended	Year Ended
		December 31,	December 31,
	Note	2019	2018
Revenues		$8,899,556	$8,609,804
Cost of revenue		2,596,756	3,052,972

		6,302,800	5,556,832
General and administrative expenses		4,158,337	3,147,834
Finance charges		123,788	283,916

Income from operations		2,020,675	2,125,082
Investment income		-	1,126,038
Impairment loss on copyrights and prepaids		(2,828,942)	-
Other income (expenses)		5,299	(4,507

Net income before income taxes		(802,968)	3,246,613
Income tax expenses	13	-	-

Net income		(802,968)	3,246,613
Net loss attributable to non-controlling interest		396,145	412,812

Net income attributable to equity holders		(406,823)	3,659,425
Other comprehensive income (loss)
Foreign currency transaltion gain (loss)		(151,668)	(606,208)

Net comprehensive income attributable to stockholders		$(558,491)	$3,053,217

The accompanying notes are an integral part of these consolidated financial statements

F-4

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY HOLDERS' EQUITY
EXPRESSED IN US DOLLARS

	Capital	Capital reserve	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Non-controlling interest	Total

Balance at December 31, 2017	1,181,041	4,068,707	(329,830)	316,145	(115,015)	5,121,048
Shares issuance	113,692	-	-	-	-	113,692
Non-controlling interest additions	-	-	-	-	529,900	529,900
Capital reserve additions	-	4,428,308	-	-	-	4,428,308
Net income	-	-	3,246,613	-	-	3,246,613
Net loss attributed to non-controlling interest	-	-	412,812	-	(412,812)	-
Foreign currency translation loss	-	-	-	(606,208)	-	(606,208)

Balance at December 31, 2018	1,294,733	8,497,015	3,329,595	(290,063)	2,073	12,833,353
Net income	-	-	(802,968)	-	-	(802,968)
Net loss attributed to non-controlling interest	-	-	396,145	-	(396,145)	-
Foreign currency translation loss	-	-	-	(151,668)	-	(151,668)

Balance at December 31, 2019	$1,294,733	$8,497,015	$2,922,772	$(441,731)	$(394,072)	$11,878,717

The accompanying notes are an integral part of these consolidated financial statements

F-5

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
EXPRESSED IN US DOLLARS

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Cash flows provided by (used in) operating activities:
Net income (loss)	$(802,968)	$3,246,613
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation and amortization	585,151	842,779
Investment income	-	(1,126,038)
Impairment loss on copyrights and prepaids	2,828,942	-
Deferred income tax recovery	(166,515)	-
Accreted interest	11,055	-
Changes in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	1,301,721	(360,332)
Other receivables	(2,801,158)	(447,753)
Copyrights and development costs	(3,545,715)	(4,071,273)
Prepaids and deposits	(3,469,495)	(8,527,381)
Other current assets	89,952	29,989
Accounts payable	2,763,014	4,571,246
Accrued liabilities	86,265	22,297
Wages payable	95,806	69,019
Income taxes payable	203,150	(20,054)
Deferred revenue	2,032,570	454,200
	(788,225)	(5,316,688)
Cash flows provided by (used in) investment activities:
Proceeds from sale of investments	-	1,135,500
Increase in investments	(47,385)	(278,576)
Purchase of property and equipment	(663,824)	(188,914)
Purchase of intangibles	(129,017)	-
	(840,226)	668,010
Cash flows provided by (used in) financing activities:
Cash from capital contribution	-	113,692
Cash from capital reserve contribution	-	4,428,308
Advance from (repayment of) loans	1,614,186	(348,220)
Increase in lease, net	83,970	-
Cash from capital contributed by non-controlling interest	-	529,900
Increase in right-of-use assets	(145,668)	-
	1,552,488	4,723,680
Effect of exchange rate changes on cash	(1,251)	(7,789)
Cash:
Net change during the year	(77,214)	67,213
Balance, beginning of year	156,375	89,162
Balance, end of year	$79,161	$156,375
Supplemental disclosure of cash flow information:
Interest paid	$38,562	$262,502
Income tax paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-6

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

1.      ORGANIZATION AND BUSINESS BACKGROUND

The Company’s business is primarily engaging in literary adaptation business. The Company centers its business on internet Chinese literary and literary adaptation for television shows, movies, audible books and mobile phone video games that are primarily distributed through online platforms.to provide For the years ended December 31, 2018 and 2019, the main focus and revenue stream for the Company was the purchase and sale of literature copyrights, and licensing of the copyrights to video game software development companies.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation

The accompanying consolidated financial statements, including the accounts of the Company and its subsidiaries incorporated under the Companies Law of China, as presented below. Subsidiaries are those entities which the Company controls by having the power to govern the financial and operational policies of the entity. This control is generally evidenced through owning more than 50% of the voting rights or currently exercisable voting rights through control of the board of directors or contribution of capital. All intercompany transactions are balances have been eliminated.

Ownership Interest	2019	2018
	%	%
Khorgos Butterfly Effect Cultural Medium Company Ltd.	100.0	100.0
Khorgos JinLi Cultural Medium Company	86.5	86.5
Hangzhou Butterfly Effect Network Technology	62.2	62.2
Hainan Butterfly Effect Technology Company Ltd.	40.0	40.0

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. There was no cash equivalents as at December 31, 2019 and 2018.

F-7

Accounts Receivable

Accounts receivable are stated at net realizable value. The Company usually grants credit to customers with a maximum of 60 days. An allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible. For the years ended December 31, 2019 and 2018, there were no accounts receivable allowance required.

Advances to Suppliers

The Company advances funds to certain authors or publishers for the purchase of literature copyrights and productions. Based on management’s evaluation, no allowance for advances to suppliers is required at the balance sheet date.

Inventories

Inventories comprises work-in-progress which are stated at the lower of cost or net realizable value. Costs include direct production cost of audiobooks and related production overhead. The cost of inventories is calculated using the title-by-title basis. Any excess of the cost over the net realizable value of each item of inventories is recognized as a loss in the statement of operations.

Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Copyrights

Licensed copyrights consist of payments made to holders for use of the copyrights during the licensed term. Amortization of capitalized copyrights commences when the copyrights is available for use by the Company and is recorded on a title-by-title basis in statement of operations over the licensed term, ranges from 3 to 10 years. Copyrights are stated at the lower of amortized cost or net realizable value. The valuation of copyrights is reviewed on a title-by-title basis when an event or change in circumstances indicated that the fair value of a copyright is less than its unamortized cost.

Property and Equipment

Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally based on the following useful lives:

Leasehold improvement	2 – 3 years
Equipment and furniture	3 years – 5 years
Software	3 years

F-8

Intangible assets

Intangible assets for purchased are recognized and measured at cost upon acquisition. Intangible assets that have determinable lives are amortized over their contract term, being their estimated useful lives using the straight-line method as follows:

Licensed to copyrights	2 - 10 years

Separately identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds the fair value of the asset.

Investments

Investments in companies in which the Company does not have a controlling voting interest or over which it is unable to exert significant influence are generally accounted for at fair value if the investments are publicly trade. If the investment is not publicly traded and without readily determinable fair value, the investment is accounted for at cost less any impairment, and adjusted for subsequent observable price changes as of the date that an observable transaction takes place.

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed to be reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which amends the accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to a customer. Topic 606 requires the Company to recognize revenues when control of the promised goods or services and receipt of payment is probable. The Company recognizes revenue based on the five criteria for revenue recognition established under Topic 606: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied. The Company follows Topic 606 for revenue recognition for since it commenced operations.

Revenue derived from license of the Company’s copyrights and original stories providing customers with a right to use the intellectual properties as they exist are recognized at the point in time when the intellectual property is made available to customers. Prepayments for sales of product is recorded as deferred revenue from customers and is generally recognized as revenue when the production is completed, and the product is transferred, or copyrights have been passed to customers and collectability is reasonably assured.

F-9

For revenue from licensing of literal copyrights, the Company recognizes the fixed fee proportionately over the licensing term. For royalty derived from licensing of literature copyrights, royalty as revenue is recognized as sales or usage occurs based upon the licensee’s usage reports and, when these reports are not available, revenue is based on historical data, industry information and other relevant trends.

Business Combinations and Noncontrolling Interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations” (“ASC 805”). The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities incurred by the Company to the sellers and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred.

For subsidiaries that are not wholly-owned by the Company, a non-controlling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Company. Consolidated net income (loss) on the consolidated income statements includes the net income (loss) attributable to noncontrolling interests. The cumulative results of operations attributable to non-controlling interests are recorded as non-controlling interests in the Company’s consolidated balance sheets. Cash flows related to transactions with non-controlling interests are presented under financing activities in the consolidated statements of cash flows.

Translation Adjustment

The accounts of the Company and the subsidiaries were maintained, and its financial statements were expressed, in Chinese Yuan (RMB). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the RMB as the functional currencies. Pursuant to the ASC 830, all assets and liabilities are translated at the current exchange rate, stockholders’ equity (deficit) are translated at the historical rates, and income statement items are translated at an average exchange rate for the period.

The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit).

Comprehensive Income (Loss)

Comprehensive income (loss) includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income (loss) on its consolidated statements of stockholders’ equity (deficit) and consolidated statements of operations and comprehensive income (loss).

Leases

The Company’s lease portfolio consists operating real estate leases for its corporate offices. Under ASC 842, a contract is or contains a lease when (1) an explicitly or implicitly identified asset has been deployed in the contract and (2) the customer obtains substantially all of the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. The Company determines if an arrangement is or contains a lease at inception of the contract. For all leases (finance and operating), other than those that qualify for the short-term recognition exemption, the Company will recognize on the balance sheet a lease liability for its obligation to make lease payments arising from the lease and a corresponding right of use (“ROU”) asset representing its right to use the underlying asset over the period of use based on the present value of lease payments over the lease term as of the lease commencement date. ROU assets are adjusted for initial direct costs, lease payments made and incentives. As the rates implicit in our leases are not readily determinable, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. This rate is based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments. The lease term used to calculate the lease liability will include options to extend or terminate the lease when the option to extend or terminate is at the Company’s discretion and it is reasonably certain that the Company will exercise the option. Fixed payments are recognized as lease expense on a straight-line basis over the lease term. For leases with a term of one year or less (“short-term leases”), the lease payments are recognized in the consolidated statement of operations on a straight-line basis over the lease term.

F-10

The Company’s operating ROU assets are included in operating lease right-of-use assets and the Company’s current and non-current operating lease liabilities are included in operating lease liabilities, current and operating lease liabilities, noncurrent, respectively, in the Company’s balance sheet.

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recently Issued Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04, "Reference Rate Reform (Topic 848)". This ASU provides an easier and more cost efficient way for companies to modify contracts that reference the London Interbank Offered Rate ("LIBOR") and other rates that are being phased out. The ASU (1) allows eligible contracts that are modified to be accounted for as a continuation of those contracts - a simplification that eliminates the need for companies to reassess or remeasure the contracts for accounting purposes; (2) permits companies to preserve their hedge accounting during the transition period; and (3) enables companies to make a one-time election to transfer or sell held-to-maturity debt securities that are affected by rate reform. It is effective as of March 12, 2020 through December 31, 2022. The Company is currently evaluating the potential impact of this ASU on its consolidated financial statements.

F-11

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes by removing certain exceptions currently permissible under ASC Topic 740. This ASU also requires entities to: (1) recognize a franchise tax that is partially based on income as an income-based tax and account for any incremental amounts incurred as non-income based tax; (2) evaluate when a step-up in the tax basis of goodwill should be considered as part of the business combination and when it should be considered a separate transaction; (3) specify that an entity is not required to allocate the consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements; and (4) reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation and other minor improvements. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption of the amendments is permitted, including adoption in any interim period for public business entities for periods for which financial statements have not yet been issued. The Company is currently evaluating the potential impact of this ASU on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the use of a new current expected credit loss ("CECL") model in estimating allowances for doubtful accounts with respect to accounts receivable. Receivables from revenue transactions, or trade receivables, are recognized when the corresponding revenue is recognized under ASC Topic 606, Revenue from Contracts with Customers. The CECL model requires that the Company estimate its lifetime expected credit loss with respect to these receivables and record allowances that when deducted from the balance of the receivables, represent the estimated net amounts expected to be collected. Given the generally short term nature of trade receivables, we do not apply a discounted cash flow methodology. However, the Company considers whether historical loss rates are consistent with expectations of forward-looking estimates for our trade receivables. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company adopted of the new standard on January 1, 2020. The adoption of this ASU did not have a material impact on our condensed consolidated financial statements and related disclosures. The Company is currently evaluating the potential impact of this ASU on its consolidated financial statements.

3.   COPYRIGHTS AND DEVELOPMENT COSTS, NET

Copyrights and development costs consist of the following:

	December 31, 2019	December 31, 2018
Script development	$2,090,477	$1,390,931
Mobile audio game	1,219,245	274,340
Artwork	862,546	534,423
	4,172,268	2,199,694

Licensed copyrights at cost	7,337,686	4,967,310
Less impairment	(670,086)	-
	6,667,600	4,967,310
Less: amortization	(1,466,432)	(582,200)
	5,201,168	4,385,110
Total	$9,373,436	$6,584,804

F-12

4.   PREPAID AND DEPOSITS

Prepaid and deposits consist of the following:

	December 31, 2019	December 31, 2018
	$-	$-
Deposits for copyrights	11,781,628	8,433,348
Less: write-offs	(1,595,414)	-
	$10,186,214	$8,433,348

5.   INVESTMENTS

Investments are in equity of companies which shares are not publicly traded, and that the Company does not have control or significant influence. The investments are recorded at cost less impairment, as the fair value of the share prices are not readily determinable.

	December 31, 2019	December 31, 2018
	$-	$-
Investment in equity	666,448	621,949
Less: write-offs	(583,947)	-
	$82,501	$621,949

6.   PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31, 2019	December 31, 2018
Equipment and furniture	$57,061	$57,776
Software	542,848	974
Leasehold improvement	296,262	300,630
	896,171	359,380
Less: accumulated depreciation
Equipment and furniture	(30,682)	(16,270)
Software	(123)	-
Leasehold improvement	(231,865)	(169,747)
	(262,670)	(186,017)
	$633,501	$173,363

F-13

Depreciation expense was $76,653 and $113,252 for the years ended December 31, 2019 and 2018 respectively.

7.   INTANGIBLES, NET

Intangible assets consist of the following:

	December 31, 2019	December 31, 2018
Copyrights	$2,025,568	$1,920,377
Less: accumulated depreciation	(1,034,818)	(714,426)
	$990,750	$1,205,951

Depreciation expense was $332,072 and $333,400 for the years ended December 31, 2019 and 2018 respectively.

8.   RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

Right-of-Use Assets – Office Leases

	December 31, 2019	December 31, 2018
Balance, beginning of year	-	-
Adjustment on initial adoption of ASC 842 Leases	144,361	-
Less: depreciation	(56,186)	-
Balance, end of year	$88,175	$-

Lease Liabilities

	December 31, 2019	December 31, 2018
Balance, beginning of year	$-	$-
Adjustment on initial adoption of ASC 842 Leases	144,361	-
Interest accreted	11,055	-
Less: payments	(61,244)	-
	94,172	-
Less: current portion	(52,296)
	$41,876	$-

F-14

9.    ACCOUNTS PAYABLE

Accounts payable consist of the following:

	December 31, 2019	December 31, 2018
Trade payables	$5,484,186	$2,223,498
Due to director	2,834,664	3,427,078
	$8,318,850	$5,650,576

10. LOANS PAYABLE

Short-term loans payable consist of the following:

	December 31, 2019	December 31, 2018
Interest at 0% per annum, unsecured, due on demand	$947,760	$72,700
Interest at 4.35% per annum, unsecured, due on demand	508,344	72,700
Interest at 5.22% per annum, unsecured, due on demand	430,800	-
Interest at 10% per annum, unsecured, due on demand	718,000	872,400
	$2,604,904	$1,017,800

11. RELATED PARTY TRANSACTIONS AND BALANCES

The related parties of the Company with whom transactions are reported in these consolidated financial statements are as follows:

Name of entity or Individual	Relationship with the Company and its subsidiary

Tijing Song	Shareholder, Chairman of the Board, CEO and President
Qiongfang Shi	Shareholder, director

Due to related parties

As at December 31, 2019, amounts due to a director included in accounts payable was $2,834,664 (2018 - $3,427,078).

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The Company has received advances from its related parties for working capital purposes. The Company has not entered into any agreement on the repayment terms for these advances. The advances are unsecured, bear no interest and are due on demand.

12. EQUITY

Capital

Authorized Capital: $1,797,246 (RMB12,515,638)

Paid-up capital by equity holders for the years ended December 31, 2019 and 2018 is as follows:

	December 31, 2019	December 31, 2018
Balance, beginning of year	$1,294,733	$1,181,041
Additions	-	113,692
Balance, end of year	$1,294,733	$1,294,733

Non-controlling Interest

Non-controlling interest continuity for the years ended December 31, 2019 and 2018 is as follows:

	December 31, 2019	December 31, 2018
Balance, beginning of year	$2,073	$115,015
Additions	-	529,900
Allocation of net loss	(396,145)	(412,812)
Balance, end of year	$(394,072)	$2,073

13. INCOME TAXES

The Company and its subsidiaries are subject to PRC Enterprise Income Tax (EIT), on the taxable income in accordance with the relevant PRC income tax laws, which have adopted a unified income tax rate of 25% since January 1, 2008.

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Provision for income tax expense (benefit) consists of the following:

	December 31, 2019	December 31, 2018
Net income (loss) before income taxes	$(802,968)	$3,246,613

Income tax expenses (recovery)	(200,742)	811,653
Non-taxable income	(529,312)	(1,015,501)
Loss recognized and other	200,088	83,913
Deferred tax assets valuation allowance	529,966	119,935
Net income tax expense	-	-

The net income tax expenses (recovery) comprises:
Current income tax expenses	166,515	-
Deferred income tax recovery	(166,515)	-
Income tax expenses	$-	$-

The significant component of deferred income tax assets at December 31, 2019 and 2018 are as follows:

	December 31, 2019	December 31, 2018
Operating losses	$409,680	$522,443
Other receivables	484,650	-
Deferred revenue	323,100	-
Change in deferred tax assets valuation allowance	(1,052,409)	(522,443)
Deferred income tax assets	$165,021	$-

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14. FAIR VALUE MEASUREMENTS

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified in the following three categories:

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The Company’s cash is classified as Level 1.

The carrying values of certain assets and liabilities of the Company, such as accounts receivable, other receivables and other current assets, accounts payable, loans payable and wages payable, approximate to fair value due to their relatively short maturities.

15. SUBSEQUENT EVENTS

a) On December 18, 2019, the Company and each and all of its shareholders entered into a business acquisition agreement (the “Acquisition Agreement”) with China VTV Limited, a Nevada corporation (“China VTV”), VTV Global Culture Media (Beijing) Co., Ltd., a Chinese wholly foreign owned entity and a wholly-owned subsidiary of China VTV (“WFOE”), pursuant to which the China VTV through its WFOE agreed to acquire the Company through a series of management agreements (the “VIE Agreements”) to effectively control the Company (the “Acquisition”). In accordance with the Acquisition Agreement, and in consideration for the effective control over the Company, China VTV agreed to issue an aggregate of 24,000,000 shares of its common stock (the “Common Stock”), par value $0.001 per share, at the stipulated price of $4.00 per share (the “Stock Consideration”) without respect of the stock price at which the Common Stock trades, to the shareholders of the Company pro rata in accordance with the shareholder equity percentage. In addition, subject to the terms and conditions in the Acquisition Agreement, China VTV agreed to pay a total of RMB 288,000,000 (the “Cash Consideration”) to the shareholders of the Company pro rata with the shareholder equity percentage over a period as set forth therein and in the first amended acquisition agreement (“Amendment No. 1”) dated December 28, 2019.

On February 24, 2020, the Company and China VTV closed the transactions contemplated under the Acquisition Agreement, as amended.

b) In March 2020, the World Health Organization declared a global pandemic known as COVID-19. This is causing significant financial market and social dislocation. This has also resulted in significant economic uncertainty and consequently, it is difficult to reliably measure the potential impact of this uncertainty on the Company’s future financial results.

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